SECURITIES AND EXCHANGE COMMISSION
Washington, DC

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

Date of Report:
March 29, 2004

BAR HARBOR BANKSHARES

MAINE	841105-D	01-0293663
(State)	(Commission File Number)	(IRS Employer ID)

Address of Principal Executive Offices:

PO Box 400, 82 Main Street
Bar Harbor, ME 04609-0400

Registrant’s Telephone Number: (207) 288-3314

ITEM 4 – CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On March 26, 2004, the Audit Committee of the Board of Directors of Bar Harbor Bankshares (the "Company") dismissed Berry, Dunn, McNeil & Parker ("BDMP") as its independent accountants, and approved the appointment of KPMG LLP as its independent public accountants for the Company’s fiscal year ending December 31, 2004, subject to KPMG LLP completing normal client acceptance processes and procedures. The Company intends to file a Form 8-K upon completion of the acceptance process and procedures.

The reports of BDMP on the Company’s consolidated financial statements for the years ending December 31, 2003 and 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s fiscal years 2003 and 2002, and the interim period preceding the dismissal of BDMP on March 26, 2004, there have been no disagreements between the Company and BDMP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of BDMP, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its prior reports.

During the two-year period ending December 31, 2003, and the interim period preceding the dismissal of BDMP, no reportable events occurred in connection with the relationship between BDMP and the Company.

ITEM 7 – FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements: Not applicable

(b) Pro forma financial information: Not applicable

(c) Exhibits:

The following exhibit is filed herewith:

Exhibit No. Description of Exhibit

16.1                  Letter of Berry, Dunn, McNeil & Parker dated March 26

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAR HARBOR BANKSHARES

Date: March 29, 2004                             By: /S/ Joseph M. Murphy
                                                                         President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No. Description of Exhibit

    Letter of Berry, Dunn, McNeil & Parker to the Securities and Exchange Commission

Exhibit 16.1

March 26, 2004

Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We were previously the principal accountants for Bar Harbor Bankshares and Subsidiaries, and on February 19, 2004, we reported on the consolidated financial statements of Bar Harbor Bankshares and Subsidiaries as of and for the two years ended December 31, 2003 and 2002. On March 26, 2004, we were dismissed as principal accountants of Bar Harbor Bankshares and Subsidiaries. We have read Bar Harbor Bankshares and Subsidiaries’ statements included under Item 4 of its Form 8-K dated March 29, 2004, and we agree with such statements.

Very truly yours,

/S/ Berry, Dunn, McNeil & Parker

Berry, Dunn, McNeil & Parker
Portland, Maine